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                                                                   Exhibit 10.51

                                                            Obligor # 3369991887
                                                         Obligation # 9003000537


                  PROMISSORY NOTE MODIFICATION AGREEMENT (FL)


THIS PROMISSORY NOTE MODIFICATION AGREEMENT ("Modification") is dated as of December 7, 2007 but is effective as of December 6, 2007 by and between Homes By Calton, LLC ("Borrower" or, if more than one (1), collectively "Borrower") and NATIONAL CITY BANK, a national banking association ("Bank").

BANK INCLUDES PREDECESSORS. The term "Bank" shall include all entities which were merged into, or whose name was changed to, National City Bank or a predecessor thereof, including but not limited to Harbor Federal Savings Bank.

WHEREAS, Bank agreed to lend to Borrower a principal amount not to exceed Four Million Seven Hundred Ninety Thousand and 00/100 Dollars ($4,790,000.00) ("Loan"), which Loan was evidenced by a certain Promissory Note Modification Agreement dated July 18, 2007, (as extended, amended or otherwise modified to date, the "Note") (the Note and any other instrument or document given in connection with or to secure the Loan being collectively referred to as "Loan Documents").

WHEREAS, the parties hereto desire to modify the Note as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing promises and the covenants contained herein, the parties hereto agree as follows:

1. Liability of Borrower. Borrower hereby ratifies and reconfirms Borrower's obligations and all liability to Bank under the terms and conditions of the Loan Documents and acknowledges that Borrower has no defenses to or rights of set-off against Borrower's obligations and all liability to Bank thereunder. Borrower further acknowledges that Bank has performed all of Bank's obligations under the Loan Documents.

2. Modification. (a) The principal amount outstanding under the Note as of the effective date of this Modification is Two Million Two Hundred Forty Thousand Six Hundred and 17/100 Dollars ($2,240,600.17). The Note is hereby modified to provide that, effective as of December 6, 2007, the maximum availability of the Note shall be decreased to the sum of Two Million Seven Hundred Eighty Nine Thousand Six Hundred Seventy and 00/100 Dollars ($2,789,670.00). In the event that the outstanding principal balance exceeds the maximum amount, Borrower shall immediately pay to Bank such excess amount.

       (b) The next payment is due December 1, 2007 and monthly, thereafter as set forth in the Note. Payments prior to the first scheduled payment above have been made as evidenced by the books and records of Bank.

       (c) The Note evidences a revolving loan as to which all advances of principal under the Note have not been made. The outstanding principal balance of the Note plus undisbursed advances of principal under the Note as of the date hereof is $2,789,670.00. This Modification constitutes a renewal of the Note for the outstanding principal balance of the Note plus undisbursed advances of principal under the Note as of the date hereof, without increasing the principal amount equal to the sum of the outstanding principal balance plus undisbursed principal and without adding any obligors. Florida documentary stamp tax and nonrecurring intangibles tax were paid with respect to the Note on a

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       mortgage dated December 28, 2005 and recorded in Official Records Book
       1977, Page 721, of the Public Records of Indian River County, Florida. Because this Modification constitutes a renewal of the Note for the outstanding principal balance of the Note plus undisbursed advances of principal under the Note as of the date hereof, without increase to the outstanding principal balance plus undisbursed advances of principal and without adding any obligors, it is exempt from Florida documentary stamp tax and nonrecurring intangible taxes pursuant to F.S. 201.09 and F.S.
       199.145. The Note is attached to this Modification.

3. Ratification of Loan Documents. The Loan Documents are in all respects ratified and confirmed by the parties hereto, and each of the Note and this Modification shall be read, taken and construed as one and the same instrument. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Note. In the event of any conflict between the terms and provisions of this Modification and the terms and provisions of the Note, the terms and provisions of this Modification shall control.


IN WITNESS WHEREOF, the undersigned have caused this Modification to be executed as of the day and year first above written.


                                      Homes By Calton, LLC
                                      a Florida limited liability company





                                      By: /s/ Maria F. Caldarone
                                          --------------------------------------
                                      Print: Maria F. Caldarone
                                      Its: Manager Member



                                      NATIONAL CITY BANK, A NATIONAL BANKING
                                      ASSOCIATION





                                      By: /s/ Alex Nall
                                          --------------------------------------
                                          Print: Alex Nall
                                          Its: Vice President


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